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                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-110067


                              PROSPECTUS SUPPLEMENT

                     To Prospectus dated November 18, 2003,
                             and supplemented by the
                             Prospectus Supplements
  dated December 1, 2003, December 17, 2003, December 30, 2003 and May 7, 2004.

                                       of

                               FINDWHAT.COM, INC.

         The Riverview Group, LLC (the "Riverview Group") sold the following number of shares of our common stock at an average price of $19.17, on the dates set forth below:

o 12,000 shares on April 26, 2004;
o 2,000 shares on April 28, 2004;
o 5,000 shares on May 3, 2004;
o 3,000 shares on May 17, 2004;
o 4,000 shares on May 18, 2004;
o 2,500 shares on June 1, 2004;
o 1,500 shares on June 23, 2004;
o 1,000 shares on June 24, 2004;
o 4,000 shares on June 25, 2004;
o 5,000 shares on June 30, 2004;
o 6,000 shares on July 9, 2004;
o 2,000 shares on July 12, 2004;
o 17,500 shares on July 14, 2004;
o 24,000 shares on July 15, 2004;
o 19,500 shares on July 20, 2004;
o 5,000 shares on July 22, 2004;
o 8,000 shares on August 9, 2004;
o 4,000 shares on November 17, 2004;
o 2,500 shares on November 22, 2004;

These sales were effected by Citigroup Global Markets Inc. Citigroup Global Markets Inc. received a customary commission. Immediately following these sales, the Riverview Group did not beneficially own any shares of our common stock.

         On January 3, 2005, the closing price per share of our common stock on the Nasdaq National Market was $17.65.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

           The date of this Prospectus Supplement is January 3, 2005.